UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 2004

COUGAR HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50096	30-0135720

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10655 NE 4th Street, Suite400
Bellevue, WA  98004
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On May 1, 2004, the Board of Directors of Cougar Holdings Inc. unanimously adopted a resolution setting the close of business on May 3, 2004 as the record date to effect a 2 for 3 reverse stock split (2 new shares for 3 old shares), consistent with the approvals obtained from stockholders holding 3,390,001 (100% of outstanding common stock) shares of common stock.  On May 3, 2004, following the reverse split, there were a total of 2,260,001shares of common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cougar Holdings Inc.

Registrant

Date: May 13, 2004	/s/ Terry G. Cook

Terry G. Cook
President and Director